                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors Multi-Tech International, Corp.

We consent to incorporation of our report dated April 14, 2003, relating to the financial statements, which appear in this Annual Report on Form 10-KSB consisting of the balance sheets of Multi-Tech International, Corp. as of
December 31, 2002 and 2001 and the related statements of operations, stockholders' equity and cash flows for the periods then ended.

/s/ Michael Johnson & Co. LLC

Michael Johnson & Co. LLC
April 15, 2003